EXHIBIT 4.3

FBRSI TRUST 200  -  ,

as Issuer

FBR SECURITIZATION, INC.,

as Depositor

[ - ],

as Seller

[ - ],

as Servicer

[ - ],

as Trust Administrator and Master Servicer

and

[ - ],

as Indenture Trustee

TRANSFER AND SERVICING AGREEMENT

Dated as of [ - ]

FBRSI Trust 200  -

Mortgage-Backed Securities, Series 200  -

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ATTACHMENTS

Exhibit A-1	Form of Initial Certification
Exhibit A-2	Form of Interim Certification
Exhibit A-3	Form of Final Certification
Exhibit A-4	Form of Endorsement
Exhibit B	Mortgage Loan Documents
Exhibit C	Lost Note Affidavit
Exhibit D	Form of Request for Release
Exhibit E	Custodial Account Letter Agreement
Exhibit F	Escrow Account Letter Agreement
Exhibit G-1	Form of Monthly Remittance Advice
Exhibit G-2	Standard Layout For Monthly Defaulted Loan Report
Exhibit H	Form of Sarbanes Back-up Certification
Exhibit I	Form of Subsequent Transfer Agreements
Exhibit J	Subsequent Mortgage Loan Criteria
Exhibit K	Fannie Mae Guide Announcement 95-19

Schedule A	Mortgage Loan Schedule
Schedule B	Representations and Warranties of Seller
Schedule C	LIBOR Formula
Schedule D	Contents of Mortgage File
[Schedule E	Collateral Securities Schedule]

iii

This TRANSFER AND SERVICING AGREEMENT, dated as of [ - ], (the “Agreement”), is by and among FBRSI TRUST 200_-_, a Delaware statutory trust, as issuer (the “Issuer”), FBR SECURITIZATION, INC., a Delaware corporation, as depositor (the “Depositor”), [ - ], as Indenture Trustee (the “Indenture Trustee”), [ - ], as seller (the “Seller”). [ - ] as servicer (the “Servicer”), and [ - ], as trust administrator (the “Trust Administrator”) and master servicer (the “Master Servicer”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor will acquire all of the rights, title and interest of the Seller in certain fixed rate and adjustable rate, residential mortgage loans identified in Schedule A hereto on a servicing-retained basis from the Seller pursuant to the Sale and Servicing Agreement, and at the Closing Date will be the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Fund;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, on the Closing Date, the Depositor will acquire the Securities from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Fund to the Indenture Trustee as security for the Notes;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of a Servicer Event of Default as provided herein;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including the Operative Agreements (as defined herein);

WHEREAS, pursuant to the Operative Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture, and (b) the undivided subordinate beneficial ownership interest in the Issuer represented by the Ownership Certificate;

WHEREAS, the Issuer desires to have the Trust Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Operative Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer or the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The following table sets forth (or describes) the Class designation, Note Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Securities issued pursuant to the Indenture (in the case of the Notes).

Class Designation	Note Interest Rate	Initial Class Principal Amount	Minimum Denominations
Class A	(1)	$[ - ]	$25,000
Class M	(2)	$[ - ]	$100,000

(1)	The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class A Notes is the per annum rate equal to [ ]% per annum.

(2)	The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M Notes is the per annum rate equal to [ ]% per annum.

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Master Servicer or the Servicer is responsible hereunder:

(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Servicer, as applicable, generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Master Servicer’s or the Servicer’s own portfolio, as applicable, whichever standard is higher;

(b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust;

(c) without regard to (i) any relationship that the Master Servicer or the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the Master Servicer or the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligation of the Master Servicer or the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Master Servicer or the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Master Servicer or any affiliate of the Master Servicer or the Servicer has extended to any mortgagor; and

(d) in accordance with the applicable state, local and federal laws, rules and regulations.

Account: Each of the Custodial Account, the Escrow Account, the Collection Account, the Payment Account (including each sub-account thereof), the Collateral Account, the Pre-Funding Account and the Capitalized Interest Account.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Master Servicer or an Affiliate of the Master Servicer.

Accrual Period: With respect to any Payment Date, (a) with respect to the Fixed Rate Notes, the calendar month immediately preceding the month of such Payment Date; and (b) with respect to the Floating Rate Notes, the period commencing on the Payment Date in the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the Closing Date) and ending at the close of business on the calendar day immediately preceding such Payment Date.

Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the marketable securities and other acceptable collateral pledged as collateral pursuant to the related pledge agreements.

Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Advance: Any Monthly Advance or Servicing Advance.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Transfer and Servicing Agreement, including all exhibits and schedules hereto, and all amendments and supplements hereto.

Appraised Value: With respect to any Mortgage Loan, the lesser of (a) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (b) the amount paid by the Mortgagor for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Securityholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as this Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer or more senior officer of the Master Servicer who is authorized to act for the Master Servicer in matters relating to the Issuer and to be acted upon by the Master Servicer pursuant to this Agreement and who is identified on the list of Authorized Officers delivered by the Master Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Owner Trustee and the Certificate Registrar to the effect that any proposed transfer of Certificates will not (a) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (b) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Notes: As defined in the Indenture.

Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or the city in which the Corporate Trust Office of the Indenture Trustee or the principal office of the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account: The account created and maintained by the Trustee pursuant to Section 7.10 hereof.

Capitalized Interest Requirement: As to any Payment Date to and including the Payment Date following the end of the Pre-Funding Period, an amount equal to the product of (a) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (b) the excess of (i) the balance in the Pre-Funding Account as of the Closing Date over (ii) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans that will have a scheduled interest payment included in the related Interest Distribution Amount for such Payment Date.

Certificate Paying Agent: As defined in the Owner Trust Agreement.

Certificate Registrar: As defined in the Owner Trust Agreement.

Class: All Notes bearing the same class designation.

Class A Notes: The FBRSI Trust 200_-_, Series 200_-_ Class A Notes issued under the Indenture.

Class A Note Interest Rate: As defined in the Indenture.

Class M Notes: The FBRSI Trust 200_-_, Series 200_-_ Class M Notes issued under the Indenture.

Class M Note Interest Rate: As defined in the Indenture.

Class Principal Amount: With respect to each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

Closing Date: [ - ].

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collateral Account: The account established pursuant to Section 7.8 hereof.

Collateral Securities: Those mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae or one or more private issuers identified on Schedule D.

Collection Account: The account established and maintained pursuant to Section 7.1 hereof.

Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Payment Date and (b) the Servicing Fee payable to the Servicer in respect of such Payment Date.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Control: The meaning specified in Section 8-106 of the UCC.

Corporate Trust Office: With respect to:

(a) the Trust Administrator, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Certificates and for payment thereof is located at [Address], [City, State, Zip], Attention: [ - ];

(b) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Securityholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Securityholders and the Trust; and

(c) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at [Address], [City, State, Zip], Attention: [ - ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Securityholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Securityholders and the Trust.

Current Interest: With respect to any Payment Date and each Class the interest accrued during the related Accrual Period at the applicable Note Interest Rate for such Class on the Class Principal Amount of such Class immediately prior to such Payment Date.

Current Overcollateralization Amount: As of any Payment Date, the positive difference, if any, between the Pool Scheduled Principal Balance and the aggregate Note Principal Amount of all then-Outstanding Classes of Notes after giving effect to payments on the Notes on such Payment Date.

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.4 hereof.

Cut-off Date: With respect to the Initial Mortgage Loans [ - ], and with respect to the Subsequent Mortgage Loans, the date on which such Subsequent Mortgage Loans are transferred to the Trust Fund.

Cut-off Date Balance: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate: A security of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

Depositor: FBR Securitization, Inc., a Delaware corporation, or its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Notes. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and registered as a “clearing agency” pursuant to Section 17A of the Exchange Act as amended.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Payment Date, the [ - ] day of each month in which such Payment Date occurs, or if such [ - ] day is not a Business Day, the next preceding Business Day.

Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period: With respect to any Payment Date and a Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Eligible Account: Any of (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (b) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (c) a trust account or accounts maintained with (i) the trust department of a federal or state chartered depository institution or (ii) a trust company, acting in its fiduciary capacity, or (d) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Master Servicer.

Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Indenture Trustee and/or its Affiliates, or the Master Servicer and/or its Affiliates, provides services or receives compensation):

(a) cash;

(b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s), and “AA+” by Fitch (if rated by Fitch) in the case of long-term debt obligations, or “A-1+” by S&P, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch) in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P and “AA+” by Fitch (if rated by Fitch);

(d) unleveraged repurchase obligations (if treated as debt for U.S. Federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by S&P, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) “AA+” by Fitch (if rated by Fitch) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch);

(e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch);

(f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by S&P and “F1+” by Fitch (if rated by Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P and “AA+” by Fitch (if rated by Fitch);

(g) Reinvestment Agreements (as defined herein) issued by any bank (if treated as a deposit by such bank), or a registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by S&P, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated

“Aa2”, such rating is not on watch for downgrade by Moody’s) and not less than “AA+” by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P and “AA+” by Fitch (if rated by Fitch); and

(h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (excluding Fitch, if not rated by Fitch); provided that such fund or vehicle is formed and has its principal office outside the United States and is not engaged in a United States trade or business; and, in each case (other than clause (a)), with a final maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date next following the Due Period in which the date of investment occurs; provided that Eligible Investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from S&P which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

Entitlement Order: The meaning specified in Section 8-102(a)(8) of the UCC (e.g., orders directing the transfer or redemption of any Financial Asset).

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.13 hereof.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.7 hereof.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.13 hereof.

Final Certification: A certification as to the completeness of the Mortgage File substantially in the form of Exhibit A-3 attached hereto provided by the Indenture Trustee within 180 days of the Closing Date (or, in the case of the Subsequent Mortgage Loans, the applicable Subsequent Sale Date) pursuant to Section 2.2(d) hereof.

Financial Asset: The meaning specified in Section 8-102(a) of the UCC.

Fitch: Fitch, Inc., or any successor in interest.

Fixed Rate Notes: The Class [ - ] Notes.

Floating Rate Notes: The Class [ - ] Notes.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

Ginnie Mae: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

Holder or Securityholder: The registered holder of any Note or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Note or Ownership Certificate are registered to an Affiliate of the Depositor.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Indenture: The Indenture dated as of [ - ], among the Issuer, the Trust Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

Indenture Event of Default: Means the events of default as defined in Section 5.1 of the Indenture.

Indenture Trustee: [ - ], a [ - ], or any successor in interest.

Indenture Trustee Fee: [ - ].

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Certification: A certification as to the completeness of the Mortgage File substantially in the form of Exhibit A-1 hereto provided by the Indenture Trustee on the Closing Date (or, in the case of the Subsequent Mortgage Loans, the applicable Subsequent Sale Date) pursuant to Section 2.2(a) hereof.

Initial Mortgage Loan: A Mortgage Loan that is conveyed to the Trust Fund pursuant to this Agreement on the Closing Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy.

Interest Margin: For each Class of Notes, for any Payment Date on or before the Redemption Date, the following per annum rate: Class A, [    ]%; and Class M, [    ]%; and for any Payment Date after the Redemption Date, the following per annum rate: Class A, [    ]%, and Class M, [ - ]%.

Interest Proceeds: With respect to any Payment Date;

(a)	the sum of:

(i)	all interest collected (other than the interest portion of Prepayment Premiums) or advanced in respect of Scheduled Monthly Payments on the Mortgage Loans during the related Due Period by the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus; (A) previously unreimbursed Advances due to the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans, (B) the Servicing Fee with respect to such Mortgage Loans and (C) any fees and expenses of any custodian to the extent not paid by the Seller or its Affiliates;

(ii)	any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfall paid by the Master Servicer pursuant to Section 6.12 hereof with respect to the related Prepayment Period with respect to the Mortgage Loans;

(iii)	the portion of any Repurchase Price or Substitution Adjustment Amount paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest; and

(iv)	all Liquidation Proceeds (less liquidation expenses), Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by

(b) the sum of:

(i)	the Owner Trustee Fee;

(ii)	the Indenture Trustee Fee; and

(iii)	any expenses due to the Master Servicer, Servicer, the Indenture Trustee, any custodian, the Owner Trustee or the Trust Administrator to the extent provided in this Agreement, the Owner Trust Agreement and the Indenture.

Interim Certification: A certification as to the completeness of the Mortgage File substantially in the form of Exhibit A-2 attached hereto provided by the Indenture Trustee within 45 days of the Closing Date pursuant to Section 2.2(b) hereof.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Issuer: The Delaware statutory trust known as the “FBRSI Trust 200  -  .”

Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR: The London interbank offered rate for one-month United States dollar deposits established on each LIBOR Determination Date pursuant to Schedule C hereto.

Liquidated Mortgage Loan: With respect to any Payment Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Payment Date and as to which the Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of any REO Property.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer and not recovered by the Servicer under any PMI Policy for reasons other than the Servicer’s failure to ensure the maintenance of or compliance with a PMI Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

Master Servicer: [ - ] and its successors and assigns in its capacity as Master Servicer.

Master Servicer Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Master Servicer pursuant to Section 6.2 hereof.

Master Servicer Event of Default: As defined in Section 6.23(a) hereof.

Master Servicer Fidelity Bond: A fidelity bond to be maintained by the Master Servicer pursuant to Section 6.2 hereof.

Master Servicing Fee: As to each Mortgage Loan and any Payment Date, an amount equal to (i) one twelfth of the Master Servicing Fee Rate multiplied by (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month.

Master Servicing Fee Rate: [ - ]% per annum.

Material Defect: With respect to any Mortgage Loan, as defined in Section 2.2(c) hereof.

Maturity Date: With respect to any Class of Notes, the Payment Date in [ - ].

MERS: MERSCORP, Inc., its successor and assigns.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Indenture Trustee as the Investor on the MERS® System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

MOM Loan: Any Mortgage Loan as to which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The portion of each Scheduled Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer.

Monthly Excess Cashflow: With respect to a Payment Date, means the sum of (a) any Interest Proceeds remaining after application pursuant to Section 7.7(b) hereof, and (b) any Principal Proceeds remaining after application pursuant to Section 7.7(c).

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File: The mortgage documents listed on Schedule D to this Agreement pertaining to a particular Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan sold and subject to this Agreement being identified on the Mortgage Loan Schedule hereto, which Mortgage Loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. The Subsequent Mortgage Loans subject to this Agreement will be identified on each Subsequent Mortgage Loan Schedule to be annexed hereto as Schedule A on each Subsequent Sale Date.

Mortgage Loan Documents: The documents referred to in Exhibit B as items 1 through 10.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the related Mortgage Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Depositor to reflect the addition of Qualified Substitute Mortgage Loans and Subsequent Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Indenture Trustee as part of the Trust Fund and from time to time subject to this Agreement attached hereto as Schedule A.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of any interest premium charged by the mortgagee to obtain or maintain any PMI Policy.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Servicing Fee Rate and the Master Servicing Rate for such Mortgage Loan.

Non-recoverable Advance: Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer or Master Servicer which, in the reasonable discretion of the Servicer or Master Servicer will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer or Master Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Non-recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

Note or Notes: Any of the Class A and Class M Notes issued pursuant to the Indenture.

Note Interest Rate: Means, with respect to each Class of Notes for any Accrual Period, the Class A Note Interest Rate or the Class M Note Interest Rate, as applicable.

Note Principal Amount: With respect to any Note, the initial principal amount thereof on the Closing Date, less the amount of all principal previously paid with respect to such Note.

Note Register: As defined in the Indenture.

Note Registrar: As defined in the Indenture.

Officer’s Certificate: A certificate (a) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President, an Assistant Vice

President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, as the case may be, or (b), if provided for in this Agreement, signed by a Servicing Officer and delivered to the Depositor and the Indenture Trustee, as the case may be, as required by this Agreement.

Operative Agreements: The Owner Trust Agreement, the Certificate of Trust of the Issuer, the Indenture, this Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Servicer, the Owner Trustee, the Trust Administrator, the Indenture Trustee or the Issuer is a party.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, the Servicer, the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee, including in-house counsel, reasonably acceptable to the Trust Administrator, the Indenture Trustee and/or the Master Servicer, as applicable; provided, however, that with respect to the interpretation or application of the federal income tax or ERISA matters, such counsel must be Independent of the Trust Administrator, the Indenture Trustee and the Master Servicer.

Overcollateralization Build Amount: With respect to any Payment Date, the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

Ownership Certificate: As defined in the Owner Trust Agreement.

Owner Trust Agreement: The Owner Trust Agreement dated as of [ - ], among the Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

Owner Trustee: a [ - ], and any successor in interest, not in its individual capacity, but solely as owner trustee under the Owner Trust Agreement.

Owner Trustee Fee: The annual fee of $[ - ].

Paying Agent: As defined in the Indenture.

Payment Date: The [ - ] day of each month or, if such [ - ] day is not a Business Day, the next succeeding Business Day, commencing in [ - ].

Payment Account: The separate account established and maintained pursuant to Section 7.6 hereof.

Percentage Interest: With respect to any Security, the percentage interest evidenced thereby shall equal (a) in the case of the Ownership Certificate, the percentage interest on the face of such certificate or (b) in the case of any Note, the percentage interest set forth on the face thereof or equal to the percentage obtained by dividing the percentage interest of such Note by the aggregate percentage interest of all Notes of the same Class.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Scheduled Principal Balance: With respect to any Payment Date, the sum of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately prior to the beginning of the related Due Period, plus (b) the amount, if any, on deposit in the Pre-Funding Account.

PPMI Policy: A policy of mortgage guaranty insurance issued by a mortgage insurer in which a party other than the Mortgagor is responsible for the premiums associated with such mortgage insurance policy.

Pre-Funding Account: The separate account established and maintained pursuant to Section 7.9 hereof.

Pre-Funded Amount: $ [ - ].

Pre-Funding Period: The period beginning on the Closing Date and ending on the earlier of (i) the close of business on [ - ], and (ii) the date on which there is $100,000 or less (exclusive of investment earnings) remaining in the Pre-Funding Account.

Prepayment Interest Shortfall: As to any Servicer Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Servicer Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: With respect to any Payment Date, the calendar month preceding the month of such Payment Date.

Prepayment Premium: With respect to a Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Proceeds: With respect to any Payment Date:

(a) the sum of:

(i)	all principal collected or advanced in respect of Scheduled Monthly Payments on the Mortgage Loans during the related Due Period whether by the Servicer, the Master Servicer or the Indenture Trustee (less unreimbursed Advances due to the Master Servicer, the Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), to the extent allocable to principal) and any unreimbursed Servicing Advances;

(ii)	all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans;

(iii)	the Scheduled Principal Balance of each Mortgage Loan that was purchased from the Trust Fund, during the related Prepayment Period;

(iv)	the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loan relating to a Mortgage Loan during the related Prepayment Period allocable to principal; and

(v)	all Liquidation Proceeds (less liquidation expenses), Insurance Proceeds, REO Disposition Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal; as reduced by

(b) the costs, expenses or liabilities reimbursable to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Servicer to the extent provided in this Agreement, the Owner Trust Agreement and the Indenture and to the extent the Interest Proceeds is less than amounts reimbursable to such parties and not reimbursed from Interest Proceeds, or otherwise.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The prospectus supplement dated [ - ], together with the accompanying prospectus, dated [ - ], relating to the Class A Notes and Class M Notes.

PUD: Planned Unit Development.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Master Servicer and;

(i) have an outstanding principal balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

(ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

(iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

(iv) comply with each representation and warranty set forth in Section 3.5 hereof;

(v) be of the same type as the Deleted Mortgage Loan;

(vi) have a Gross Margin not less than that of the Deleted Mortgage Loan;

(vii) have the same Index as the Deleted Mortgage Loan;

(viii) will have a FICO score not less than that of the Deleted Mortgage Loan;

(ix) have an LTV not greater than that of the Deleted Mortgage Loan;

(x) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and

(xi) have a Seller credit grade not lower in quality than that of the Deleted Mortgage Loan.

Rating Agency: Each of Fitch, Moody’s and S&P, or any successor thereto.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (a) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (b) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Securityholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (c) the Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the

Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced.

Record Date: As to any Payment Date (a) with respect to the Floating Rate Notes, the last Business Day preceding such Payment Date and (b) in the case of all other Notes, the last Business Day of the month preceding the month of each Payment Date.

Redemption Date: The date on which the Servicer exercises its right to purchase the assets of the Trust pursuant to Section 9.2 hereof.

Redemption Price: In the case of a redemption of the Notes pursuant to Section [ - ] hereof, an amount equal to the sum of (a) the outstanding Class Principal Amount of the Notes together with accrued interest thereon (at the applicable Note Interest Rate), to the extent unpaid, (b) any unreimbursed Servicing Advances, (c) any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to any Mortgage Loans in the Trust Fund, and (d) all other amounts to be paid or reimbursed to the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee.

Reinvestment Agreement: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross up” payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

REO Disposition Proceeds: All amounts received with respect to an REO Property pursuant to Section 7.5 hereof.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan required to be purchased pursuant to Section 3.5 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (b) accrued interest thereon at the applicable Mortgage Rate (less the applicable Servicing Fee Rate if the purchaser is the Seller and the Servicer of such Mortgage Loan) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to the Securityholders.

Request for Release: The Request for Release submitted by the Servicer to the Trustee in the form of Exhibit D.

Responsible Officer: Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any officer in the Corporate Trust Office or any other officer of the Indenture Trustee, Owner Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of [ - ], for the sale of the Mortgage Loans by the Seller to [ - ].

Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to (a) any Mortgage Loan as of any Payment Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (b) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan).

Securities: Any Note or Certificate.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: As defined in Section 7.8 hereof.

Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

Seller: [ - ] and its successor in interest or and assigns or any successor to the Seller under this Agreement.

Senior Note: Any Class A Notes.

Servicer: [ - ] and its successor in interest or assigns or any successor to the Servicer under this Agreement.

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 5.8 hereof.

Servicer Remittance Amount: As defined in Section 7.1 hereof.

Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the [ - ] day of each calendar month (or, if such [ - ] day is not a Business Day, the next succeeding Business Day), commencing in [ - ].

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.9 hereof.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Master Servicer shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Master Servicer to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6 hereof) of such Scheduled Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.6 hereof.

Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Indenture Trustee and copies of the Mortgage Loan Documents the originals of which are delivered to the Indenture Trustee.

Servicing Officer: Any officer of a Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer on the Closing Date to the Master Servicer upon request, as such list may from time to time be amended.

Subordinate Note: Any Class M Note.

Subsequent Mortgage Loans: Each of the Mortgage Loans acquired with amounts in the Pre-Funding Account conveyed to the Trust Fund that is listed on a schedule attached to a Subsequent Transfer Agreement.

Subsequent Mortgage Loan Schedule: The schedule to be annexed hereto as Schedule A on each Subsequent Sale Date identifying the relevant Subsequent Mortgage Loans subject to this Agreement.

Subsequent Sale Date: The date of each Subsequent Transfer Agreement.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement entered into between the Seller, the Servicer, the Issuer, the Depositor, the Indenture Trustee, the Master Servicer and the Trust Administrator, substantially in the form attached as Exhibit I.

Substitution Adjustment Amount: As defined in Section 3.5(d) hereof.

Target Overcollateralization Amount: With respect to any Payment Date prior to [ - ], will be equal to [ - ]% of the Cut-off Date Balance, and with respect to any Payment Date on or after [ - ], equal to the lesser of (x) [ - ]% of the Cut-off Date Balance and (y) [ - ]% of the Pool Scheduled Principal Balance as of the end of the related Due Period, subject to a floor equal to [ - ]% of the Cut-Off Date Balance.

Trust: FBRSI Trust 200  -  .

Trust Administrator: [ - ], or any successor in interest.

Trust Fund: As defined in the Indenture.

Trustee: [ - ], and its permitted successors and assigns and, if a successor trustee is appointed hereunder, such successor.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters: Friedman, Billings, Ramsey & Co., Inc. and [ - ].

Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 97% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal

Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. The Ownership Certificate shall be allocated 2% of the voting rights.

SECTION 1.2 Calculations With Respect to the Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Master Servicer. Payments to be made by the Trust Administrator shall be based on information provided by the Master Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, the Servicer.

SECTION 1.3 Calculations With Respect to Accrued Interest.

Accrued interest, if any, on any LIBOR Security shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

SECTION 1.4 Rules of Construction.

Unless the context otherwise clearly requires:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s permitted successors in such capacity, as the case may be; and

(g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

SECTION 2.1 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Mortgage Loans. As of the Closing Date, in consideration of the Issuer’s delivery of the Securities to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, except as otherwise provided herein, subject to Section 3.1, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account, the Capitalized Interest Account, any Custodial Account and any Escrow Account and all amounts from time to time credited to and the proceeds of the Collection Account, Capitalized Interest Account, any Custodial Account and any Escrow Account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust, and the Indenture Trustee declares that, subject to the review provided for in Section 2.2, it has received and shall hold the Trust Fund, as Indenture Trustee, in trust, for the benefit and use of the Securityholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Securities to or upon the order of the Depositor, in exchange for the Trust Fund.

Upon the issuance of the Securities, ownership in the Trust Fund shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Securityholders. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

(b) In connection with such transfer and assignment of a Mortgage Loan, the Depositor does hereby (and upon the transfer and assignment of any Subsequent Mortgage, shall) deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee the Mortgage File.

(c) The Depositor shall cause Assignment of Mortgage with respect to each Mortgage Loan (other than a MOM Loan) to be completed in the form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) or endorsed to “                    , as Indenture Trustee of the FBRSI Trust 200_-_,

Mortgage-Backed Securities, Series 200_-_, without recourse”, within 30 days following the Closing Date (or, in the case of the Subsequent Mortgage Loans, following the applicable Subsequent Sale Date); provided, however, that such Assignment of Mortgage needs not be recorded unless and until the Depositor determines, in its good faith business judgment, that such Assignment of Mortgage is required to be recorded to protect the Indenture Trustee’s interest in the related Mortgage Loans. Any such recordation of an Assignment of Mortgage shall be effected at the expense of the Depositor.

(d) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date (or, in the case of the Subsequent Mortgage Loans, following the applicable Subsequent Sale Date), the MERS® System to indicate that such Mortgage Loans have been assigned by the Depositor to the Indenture Trustee in accordance with this Agreement for the benefit of the Securityholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field that identifies the specific Indenture Trustee and the code in the field “Pool Field” that identifies the series of the Notes for which such Mortgage Loans serve as collateral. The Depositor further agrees that it will not, and will not permit any Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any MOM Loan during the term of this Agreement unless and until such MOM Loan is repurchased in accordance with the terms of this Agreement.

(e) In the case of Mortgage Loans that have been prepaid in full after the applicable Cut-off Date and prior to the Closing Date (or, in the case of the Subsequent Mortgage Loans, prior to the related Subsequent Sale Date), the Depositor, in lieu of delivering the above documents to the Indenture Trustee, shall deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 7.4 hereof.

(f) All original documents relating to the Mortgage Loans that are not delivered to the Indenture Trustee are and shall be held by the Master Servicer or the Servicer, as the case may be, in trust for the benefit of the Indenture Trustee on behalf of the Securityholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Indenture Trustee.

SECTION 2.2 Acceptance of Trust Fund; Review of Documentation.

(a) Subject to the provisions of Section 2.1, the Issuer acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Fund and has directed that the Mortgage Files and all other assets included in the definition of “Trust Fund” be delivered to the Indenture Trustee on its behalf.

The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, under this Section 2.2. The Indenture Trustee will execute and deliver to the Depositor, the Master Servicer, the Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1.

(b) Within 45 days after the Closing Date, the Indenture Trustee will, for the benefit of Securityholders, review each Mortgage File to ascertain that all required documents have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer and the Servicer an Interim Certification in the form annexed hereto as Exhibit A-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents required to be in the Mortgage File are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Indenture Trustee shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Indenture Trustee discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Indenture Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.2, substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan subject to the provisions of Section 3.5. The failure of the Indenture Trustee to deliver the Interim Certification within 45 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.2 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Indenture Trustee shall deliver to the Depositor, the Master Servicer and the Servicer a Final Certification substantially in the form attached as Exhibit A-3 evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Indenture Trustee, or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledge and agree that the Indenture Trustee may at its option, appoint a custodian to perform the applicable review of the Mortgage Loans and respective certifications thereof pursuant to a custodial agreement.

SECTION 2.3 Granting Clause.

(a) It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.1 be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Fund for the benefit of the Securityholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that:

(i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

(ii) the conveyances provided for in Section 2.1 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C);

(iii) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC and any other relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and

(iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b) The Depositor and, at the Depositor’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trust Administrator. The Trust Administrator shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trust Administrator has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.3(b).

(c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Issuer on behalf of the Securityholders.

SECTION 2.4 Subsequent Transfers.

(a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Indenture Trustee’s delivery, on behalf of the Trust, on the related Subsequent Sale Date to or upon the order of the Seller of the purchase price therefor, the Seller shall on any Subsequent Sale Date sell, transfer, assign, set over and otherwise convey without recourse to the Trust, all right, title and interest of the Seller, in and to each Subsequent Mortgage Loan transferred pursuant to such Subsequent Transfer Agreement, including (i) the related Scheduled Principal Balance as of the Subsequent Cut-Off Date after giving effect to payments of principal due on or before the Subsequent Cut-Off Date; (ii) all collections in respect of interest and principal received after the Subsequent Cut-Off Date (other than principal and interest due on or before such Subsequent Cut-off Date); (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; (v) all cash instruments and other property held or required to be deposited in the Capitalized Interest Account [and the Pre-Funding Account]; and (vi) all proceeds of any of the foregoing. The transfer by the Seller to the Trust of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule shall be absolute and shall be intended by the Seller and all parties hereto, other than for federal income tax purposes, to be treated as a sale by the Seller to the Trust.

If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.4 from the Seller to the Trust pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Trust as of such Subsequent Sale Date a first priority security interest in the entire right, title and interest of the Seller in and to the Subsequent Mortgage Loans and all other property conveyed to the Trust pursuant to this Section 2.4 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be 100% of the Scheduled Principal Balances of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date. On or before each Subsequent Sale Date, the Seller shall deliver to, and deposit with the Indenture Trustee the related documents with respect to each Subsequent Mortgage Loan transferred on such Subsequent Sale Date, and the related Subsequent Mortgage Loan Schedule in computer readable format with respect to such Subsequent Mortgage Loans.

(b) The Seller shall transfer and deliver to the Indenture Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) of this Section 2.4 only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Sale Date:

(i) The Seller shall have provided the Servicer, the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Sale Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Scheduled Principal Balance of such Mortgage Loans and the Rating Agencies shall have informed the Seller, the Depositor, the

Indenture Trustee, the Trust Administrator, the Master Servicer or the Servicer prior to the applicable Subsequent Sale Date that the inclusion of such Subsequent Mortgage Loans will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Notes;

(ii) The Seller shall have delivered to the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer and the Servicer a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit I;

(iii) The Seller shall have delivered to the Master Servicer for deposit in the Collection Account all principal collected and interest collected to the extent accrued and due after the Subsequent Cut-off Date;

(iv) As of each Subsequent Sale Date, the Seller was not insolvent, the Seller will not be made insolvent by such transfer and the Seller is not aware of any pending insolvency;

(v) Such addition will not result in a material adverse tax consequence to any Noteholder;

(vi) The Pre-Funding Period shall not have terminated;

(vii) The Seller shall have provided the Indenture Trustee, the Trust Administrator, the Depositor and the Rating Agencies with an Opinion of Counsel relating to the sale of the Subsequent Mortgage Loans from the Seller to the Trust, the enforceability of the Subsequent Transfer Agreement with respect to the Seller, which matters may be covered in the opinions delivered on the Closing Date;

(viii) The Depositor shall have provided the Indenture Trustee, the Trust Administrator, the Depositor and the Rating Agencies with an Opinion of Counsel to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the tax status of the Notes;

(ix) The aggregate Scheduled Principal Balance of Subsequent Mortgage Loans does not exceed the amount on deposit in the Pre-Funding Account as of the Closing Date;

(x) The conditions specified in Exhibit J hereto shall be met; and

(xi) On the last Subsequent Sale Date, the Indenture Trustee and the Trust Administrator shall have received an accountant’s letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans), satisfy the parameters set forth in Exhibit J hereto.

(c) Each party hereto shall comply with its respective obligations set forth in Sections 3.1, 3.3 and 3.5 with respect to the Subsequent Mortgage Loans delivered on each Subsequent Sale Date. References in such Sections to the Initial Mortgage Loans or Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Cut-Off Date or the

Closing Date, as applicable, shall be deemed to refer to the applicable related Subsequent Cut-Off Date or Subsequent Sale Date, respectively, except that references to 360 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Mortgage Loans delivered on the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Securityholders, the Trust Administrator, the Master Servicer and the Servicer as of the Closing Date or such other date as is specified, that:

(i) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

(ii) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(iii) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iv) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust Fund;

(v) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors; and

(b) The Indenture Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty of the Seller with respect to the Mortgage Loans.

SECTION 3.2 Representations and Warranties in Respect of the Master Servicer.

The Master Servicer hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator, the Seller, the Servicer as of the Closing Date, that:

(i) it is validly existing and in good standing as [ - ] and as Master Servicer has full power and authority and qualification to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement or the business, operations, financial condition, properties or assets of the Master Servicer;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or materially and adversely affect its performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer and is a HUD approved mortgage;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x) the Master Servicer has obtained a Master Servicer Errors and Omissions Insurance Policy and a Master Servicer Fidelity Bond in accordance with Section 6.2 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi) the information about the Master Servicer under the heading “The Master Servicer” in the Prospectus relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b) It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Trust Administrator and the Servicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in this Section 3.1, except as provided in Section 6.23(a)(vii). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 3.1 to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.23) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 3.1 shall accrue upon discovery of such breach by the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator or the Servicer of notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

SECTION 3.3 Representations and Warranties in respect of the Seller.

The Seller hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee for the benefit of Securityholders, the Trust Administrator and, the Master Servicer as of the Closing Date or such other date as is specified, that:

(a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of [ - ] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Trust or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(e) The Seller is an approved seller of conventional residential mortgage loans for Fannie Mae or Freddie Mac. The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(f) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement shall constitute fair consideration and reasonably equivalent value for the Mortgage Loans;

(g) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors;

(h) The Mortgage Loans will be selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Seller’s portfolio at such Closing Date as to which the representations and warranties set forth in Section 3.5 could be made and such selection will not be made in a manner so as to affect adversely the interests of the Trust;

(i) None of this Agreement, the information set forth in the Mortgage Loan Schedule attached hereto and the information contained in the related electronic data file delivered to the Master Servicer by the Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(j) The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k) There has been no material adverse change in the business, operations, financial condition or assets of the Seller since the date of the Seller’s most recent financial statements;

(l) The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

(m) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(n) The Seller is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans. On or within two Business Days following the related Closing Date, the Seller has provided the Indenture Trustee and the [Master Servicer] with a MERS Report reflecting the [Master Servicer] as the Investor on the MERS® System with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

(o) The Seller has delivered to the Master Servicer financial statements as requested by the Master Servicer. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(p) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

SECTION 3.4 Representations and Warranties in respect of the Servicer.

The Servicer hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee for the benefit of Securityholders, the Trust Administrator and, the Master Servicer as of the Closing Date or such other date as is specified, that:

(a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [ - ] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of selling and servicing loans,

(c) Neither the execution and delivery of this Agreement, [the acquisition of the Mortgage Loans by the Servicer, the sale of the Mortgage Loans to the Trust] or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(e) The Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(f) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(g) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Servicer is solvent and the sale of the Mortgage Loans will not cause the Servicer to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Servicer’s creditors;

(h) There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements;

(i) Neither the Servicer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(j) The Servicer has delivered to the Master Servicer financial statements as requested by the Master Servicer. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Servicer and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(k) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

SECTION 3.5 Representations and Warranties in respect of the Mortgage Loans.

(a) The Seller hereby makes those representations and warranties as to the characteristics of the Mortgage Loans set forth in Schedule B attached hereto. Upon discovery or receipt of written notice by the Depositor, Master Servicer or the Indenture Trustee that the Seller has breached any representation or warranty set forth in Schedule B hereto in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Securityholders, the Depositor, Master Servicer or the Indenture Trustee, as the case may be, promptly shall notify the other party in writing of such breach, and the Indenture Trustee shall enforce the Seller’s obligations under this Agreement and cause the Seller to repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of the 90-day period following the date on which the breach was discovered or notice of the breach was received by the Indenture Trustee; provided, however, that, subject to Sections 3.5(c) and (d) below, in connection with any such breach that cannot reasonably be cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the breach within an additional 90-day period.

(b) The Repurchase Price for any Mortgage Loan repurchased pursuant to Section 3.5(a) above shall be deposited into the Collection Account and the Indenture Trustee, upon receipt of a Request for Release and written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller or the Master Servicer, as the case may be, may furnish to the Indenture Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. The Indenture Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. It is understood and agreed that the obligations of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy available to the Indenture Trustee on behalf of the Securityholders against such party respecting such omission, defect or breach. If the Seller is not a member of MERS at the time it repurchases a Mortgage Loan and the Mortgage is registered on the MERS® System, the Indenture Trustee shall cause such party, at its own expense and without any right of reimbursement, to cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and to cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’s rules and regulations.

(c) In lieu of repurchasing any such Mortgage Loan as provided above, (as such, the “Substituting Party”) may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations of this Section 3.5(c). Subject to Section 3.5(d) below, any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to this Section 3.5(c) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Substituting Party substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the assignment to the Substituting Party and the Master Servicer, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Substituting Party, the Master Servicer and the Depositor, with respect to such Qualified Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Substituting Party, the Master Servicer and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Qualified

Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Substituting Party. For the month of substitution, distributions to Securityholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the related Due Period and the Substituting Party shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement as of the date of substitution.

(d) For any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Scheduled Principal Balances of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balances of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with one month’s interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Indenture Trustee shall cause the Substituting Party to deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the related Substitution Adjustment Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, a Request for Release and written certification by the Master Servicer of such deposit, shall release to the Substituting Party the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Substituting Party or the Master Servicer shall deliver to the Indenture Trustee and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS BY THE SERVICER

SECTION 4.1 General.

(a) The Servicer, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Trust and shall have full power and authority, acting alone or through subservicers, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

(b) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust, provided, however, the Servicer shall not make any future advances with respect to a Mortgage Loan. Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or change the final maturity date on such Mortgage Loan. The Servicer shall request written consent from the Master Servicer to permit such a modification and the Master Servicer shall provide written consent or notify the Servicer of its objection to such modification within five Business Days after its receipt of the Servicer’s request. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trust, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Master Servicer shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(c) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall be solely liable for all fees owed to the subservicer under the subservicing agreement, regardless whether the Servicer’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Trust for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each subservicer performed pursuant to the related subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer. Any subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of the Servicer, or by any successor servicer, at the Master Servicer’s or successor servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a subservicer, shall be deemed to be between the Servicer and such subservicer alone, and the Master Servicer shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the subservicer or its officers, directors or employees, except as set forth in Section 4.1(b).

SECTION 4.2 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (a) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Servicer shall determine prudently to be in the best interest of the Trust, and (d) is consistent with any related PMI Policy or PPMI Policy. Foreclosure or comparable proceedings shall be initiated within 120 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose bankruptcy laws prohibit such actions within such timeframe. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (x) that such preservation, restoration and/or foreclosure will increase the net proceeds of liquidation of the Mortgage Loan to the Trust after reimbursement for such expenses and (y) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.6) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Master Servicer. Upon completion of the inspection or review, the Servicer shall promptly provide the Master Servicer with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Master Servicer shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Master Servicer directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds and/or Insurance Proceeds, or if the Liquidation Proceeds and/or Insurance Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.6 hereof. In the event the Master Servicer directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.6 hereof.

SECTION 4.3 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement), in accordance with this Agreement and Accepted Servicing Practices, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Consistent with the foregoing, the Servicer may in its discretion (a) waive any late payment charge with respect to a Mortgage Loan it services and (b) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Servicer shall make Monthly Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

SECTION 4.4 Establishment of and Deposits to Custodial Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Custodial Account of [ - ], as Servicer for the benefit of the Trustees of Mortgage Loans, and various Mortgagors.” The Custodial Account shall be established as an Eligible Account. Upon request of the Master Servicer and within ten days thereof, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.6.

(b) The Servicer shall deposit in the Custodial Account within two Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Servicer prior to the related Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by the Mortgagor or the Servicer pursuant to Section 4.22 of this Agreement);

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15), Section 4.12 and Section 4.16;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15;

(vi) any amounts required to be deposited in the Custodial Account pursuant to Sections 4.1 or 5.2 hereof;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.5 and all amounts required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.5;

(viii) with respect to each Principal Prepayment and the Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Servicer out of its own funds); provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (viii) exceed the aggregate amount of the Servicing Fee for the related calendar month, whether or not received from the Mortgagor;

(ix) any amounts required to be deposited by the Servicer pursuant to Section 4.12 in connection with the deductible clause in any blanket hazard insurance policy; and

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than

Prepayment Premiums), to the extent permitted by Section 5.1, need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.6. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.4. All funds required to be deposited in the Custodial Account shall be held in trust for the Trust until withdrawn in accordance with Section 4.6.

SECTION 4.5 Investment of Funds in the Custodial Account.

The depository institution at which the Custodial Account has been established may at the direction of the Servicer, invest the funds in the Custodial Account only in Eligible Investments, which shall mature not later than the Business Day prior to the Servicer Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as such losses are realized.

SECTION 4.6 Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make remittances to the Master Servicer in the amounts and in the manner provided for in Section 7.1;

(b) to reimburse itself for Monthly Advances of the Servicer’s funds, the Servicer’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5.2 hereof, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Trust of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Trust with respect to such Mortgage Loan;

(c) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5.2 hereof, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Trust of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Trust with respect to such Mortgage Loan;

(d) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account if such interest amount was previously credited;

(e) to pay any amount required to be paid pursuant to Section 4.17 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(f) to reimburse itself for any Servicing Advances or expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(g) to pay the premiums with respect to any PPMI Policy;

(h) to remove funds inadvertently placed in the Custodial Account by the Servicer;

(i) to clear and terminate the Custodial Account upon the termination of this Agreement;

(j) to transfer funds to another Eligible Account; and

(k) to invest funds only in Eligible Investments.

In the event that the Custodial Account is interest bearing, on each Servicer Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which the Servicer is not obligated to remit on such Servicer Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 4.6. The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

SECTION 4.7 Establishment of and Deposits to Escrow Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Escrow Account of [ - ], as Servicer for the benefit of Trustees of Mortgage Loans, and various Mortgagors.” The Escrow Accounts shall be established as an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Upon request of the Master Servicer and within ten days thereof, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.8.

(b) The Servicer shall deposit in the Escrow Account or Accounts within two Business Days of Servicer’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 4.8 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(b) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;

(f) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(g) to remove funds inadvertently placed in the Escrow Account by the Servicer; and

(h) to clear and terminate the Escrow Account on the termination of this Agreement.

SECTION 4.9 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided that the Servicer shall be required to so advance only to the extent that the Servicer, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Servicer shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 4.10 Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided that the Servicer shall give notice to the Master Servicer of any proposed change of the location of either Account not later than ten Business Days prior to any change thereof.

SECTION 4.11 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the Master Servicer and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the [FEMA Guides] that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.4, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 4.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6.

SECTION 4.12 Maintenance of Blanket Mortgage Hazard Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Servicer as loss payee, (b) provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with prudent servicing practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer, the Servicer shall cause to be delivered to the Master Servicer a certified true copy of any such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer.

SECTION 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this

Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Master Servicer, the Servicer shall cause to be delivered to the Master Servicer a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer.

SECTION 4.14 Inspections.

If any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

SECTION 4.15 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Servicer shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Trust is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trust.

SECTION 4.16 Maintenance of PMI Policy; Claims.

With respect to each Mortgage Loan with an LTV in excess of 80%, the Servicer shall, without any cost to the Trust maintain in full force and effect a PMI Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 U.S.C. §4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Master Servicer and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer will maintain or cause to be maintained in full force and effect any PPMI Policy issued by a mortgage insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Master Servicer shall notify the Servicer of any Mortgage Loan covered under an PPMI Policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy or PPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 5.1, the Servicer shall promptly notify the insurer under the related PMI Policy or PPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or PPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or PPMI Policy. If such PMI Policy or PPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy or PPMI Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trust, claims to the insurer under any PMI Policy or PPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or PPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or PPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.4, any amounts collected by the Servicer under any PMI Policy or PPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.6.

SECTION 4.17 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust, or in the event the Trust is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trust shall acknowledge in writing that such title is being held as nominee for the Trust.

The Master Servicer shall have the option to manage and operate the REO Property provided the Master Servicer gives written notice of its intention to do so within 60 days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure and reimburses the Servicer for any unreimbursed Servicing Advances with respect to such REO Property incurred prior to transferring such management responsibilities to the Master Servicer. The election by the Master Servicer to manage the REO Property shall not constitute a termination of any rights of the Servicer.

If the Master Servicer does not elect to manage and operate the REO Property, the Servicer shall manage, conserve, protect and operate each REO Property for the Trust solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trust.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (x) the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property and (y) if, with the written consent of the Master Servicer, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Master Servicer shall be entered into with respect to such purchase money mortgage.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances. On the Servicer Remittance Date immediately following the Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Trust.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Servicer shall make monthly distributions on each Servicer Remittance Date to the Trust of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

SECTION 4.18 Real Estate Owned Reports.

The Servicer shall furnish to the Master Servicer on or before the Servicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

SECTION 4.19 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trust pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

SECTION 4.20 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

SECTION 4.21 Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Master Servicer thereby.

SECTION 4.22 Prepayment Premiums.

(a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.22(a).

(b) The Servicer shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Trust) to the Master Servicer or its assignees if (i) the representation in Section 3.3 is breached and such breach materially and adversely affects the interests of the Trust or its assigns, (ii) the Servicer waives any Prepayment Premium other than as permitted under Section 4.22(a) or (iii) such Prepayment Premium is not collectable as a result of its enforceability being found to be limited or prohibited by applicable law. The Servicer shall pay the amount of such Prepayment Premium, for the benefit of the Trust or any assignee of the Trust, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

SECTION 4.23 Credit Reporting; Gramm Leach Bliley Act.

(a) The Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to EquiFacsimile, Experian, and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

(b) The Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Servicer shall report one of the following statuses each month: new origination; current; delinquent (30-, 60-, 90-days, etc.); foreclosed or charged-off.

(c) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

ARTICLE V

GENERAL SERVICING PROCEDURES

SECTION 5.1 Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Master Servicer’s consent.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans by the Seller of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

SECTION 5.2 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request the release of any Mortgage Loan Documents.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Trust may have under the mortgage instruments, upon written demand of the Master Servicer, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two Business Days of receipt of such demand by the Master Servicer. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

SECTION 5.3 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Master Servicer to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Prepayment Period.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 5.1, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

SECTION 5.4 Annual Statement as to Compliance.

The Servicer shall deliver to the Master Servicer, on or before February 28th of each year, commencing in [ - ], an Officer’s Certificate, stating that (a) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement or similar agreements has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

SECTION 5.5 Annual Independent Public Accountants’ Servicing Report.

On or before February 28th of each year, commencing in [ - ], the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Servicer during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Master Servicer a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Servicer shall be considered to have fulfilled its obligations under this Section 5.5.

SECTION 5.6 Sarbanes-Oxley Related Certifications.

(a) On or before February 28th of each year, commencing with February 28, [ - ], or at any other time upon 30 days written request from the Master Servicer, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer, signed by the President, Managing Director or a Vice President in charge of servicing operations of the Servicer for the benefit of the Trust and its officers, directors and affiliates, certifying as to the following matters:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

(iii) I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

(iv) I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

(b) The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6 or the negligence or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.6 or the Servicer’s negligence or willful misconduct in connection therewith.

SECTION 5.7 Right to Examine Servicer Records.

The Master Servicer, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Master Servicer shall pay its own travel expenses associated with such examination.

SECTION 5.8 Servicer Events of Default.

Each of the following shall constitute a Servicer Event of Default on the part of the Servicer:

(a) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement;

(b) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer as set forth in Section 3.3, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer;

(c) failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets;

(f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

(g) the Servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

(h) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 5.10.

If the Servicer obtains knowledge of a Servicer Event of Default, the Servicer shall promptly notify the Master Servicer. In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatever rights the Master Servicer may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed hereunder. Upon written request from the Master Servicer, the Servicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 5.9 Waiver of Defaults.

By a written notice, the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 5.10 Limitation on Resignation and Assignment by Servicer.

The Master Servicer has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. No such resignation shall become effective until a successor acceptable to the Master Servicer shall have assumed the Servicer’s responsibilities and obligations.

Without in any way limiting the generality of this Section 5.10, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer shall have the right to terminate this Agreement upon notice given as set forth in Section 5.8, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE VI

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 6.1 Duties of the Master Servicer.

(a) For and on behalf of the Issuer, the Indenture Trustee and the Securityholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Article VI.

(b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicer is not required to take under this Agreement and (ii) cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action.

(c) The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of the Servicer hereunder, and shall, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the Servicer under this Agreement (or agree to execute and deliver a successor servicing or sub-servicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or sub-servicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d) Neither the Depositor nor the Indenture Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

SECTION 6.2 Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without 30 days’ prior written notice to the Indenture Trustee. The Master Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and Fidelity Bond. The Master Servicer shall (i) require the Servicer to maintain an errors and omissions insurance policy and a fidelity bond, (ii) cause the Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

(b) The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Trust Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Indenture Trustee for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicer under any such bond or policy shall be remitted to the Master Servicer.

SECTION 6.3 Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall deliver to the Trust Administrator, the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to [ - ] of each year, beginning [ - ]. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

SECTION 6.4 Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee or the Securityholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Securityholders under this Agreement and the Indenture. The Master Servicer shall represent and protect the interests of the Issuer, the Indenture Trustee and the

Securityholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicer, to the extent such authority is delegated to such Servicer under this Agreement, is hereby authorized and empowered by the Indenture Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices, to execute and deliver, on behalf of itself and the Securityholders, the Trust Administrator, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

(b) The Indenture Trustee (or the Trust Administrator acting for the Indenture Trustee) shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer to service the Mortgage Loans in each case in accordance with Accepted Servicing Practices (and the Indenture Trustee or the Trust Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer).

(c) In no event shall the Master Servicer, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

(d) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the Servicer to make Advances on the related Mortgage Loan on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

SECTION 6.5 Termination of Servicer; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer, as applicable, upon the occurrence of a Servicer Event of Default; provided, however, that in the event of termination of the Servicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in this Section 6.5.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the Servicer, as applicable (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Non-recoverable Advance.

SECTION 6.6 Master Servicer Liable for Enforcement.

The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the applicable provisions of this Agreement for the benefit of the Securityholders. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of either the Servicer in the performance by such Servicer of its obligations.

SECTION 6.7 Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the Servicer to, promptly notify the Indenture Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 7.4 have been or will be so deposited) of a Servicing Officer and shall request the Indenture Trustee, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Master Servicer, or by the Servicer, as applicable, (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee shall, upon request of the Master Servicer or of the Servicer, as applicable, and delivery to the Indenture Trustee, of a trust receipt signed by a Servicing Officer, release the related Mortgage File held in its possession or control to the Master Servicer (or the Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or the Servicer, as applicable, to return the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer or the Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee to the Master Servicer or the Servicer as applicable.

SECTION 6.8 Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

(a) The Master Servicer shall transmit, or cause the Servicer to transmit, to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Securityholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Fee and other amounts as provided herein. The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Securityholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement and shall be authorized to remit such funds to the Indenture Trustee in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or the Master Servicer that are collected by the Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer or the Master Servicer is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer shall be held by the Master Servicer or the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize the Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

SECTION 6.9 Alternative Index.

In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

SECTION 6.10 Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Issuer, the Trust Administrator and the Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 6.11 Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Indenture Trustee shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts paid in respect of the Securities have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer to deliver to the Indenture Trustee, upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer from time to time.

SECTION 6.12 Compensation to the Master Servicer.

Pursuant to Section 7.4(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation. Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Payment Date, an amount equal to the lesser of (a) its master servicing compensation with respect to such Payment Date and (b) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Payment Date pursuant to this Agreement, but which is not paid by the Servicer on its behalf. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 6.13 Reports to the Indenture Trustee.

(a) Not later than 30 days after each Payment Date, the Master Servicer shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a officer of the Master Servicer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Payment Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: [ - ] and any Securityholders (or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Securityholders (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b) Not later than two Business Days following each Payment Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicer’s or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

SECTION 6.14 Annual Officer’s Certificate as to Compliance.

(a) The Master Servicer shall deliver to the Indenture Trustee no later than five Business Days after the 15th of March of each calendar year, commencing in March [ - ], an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31:

(i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement;

(ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof;

(iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations set forth in Article IV hereunder in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof; and

(iv) the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of the Servicer’s annual audit report, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

(b) Copies of such statements shall be provided to any Securityholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 6.15 Annual Independent Accountants’ Servicing Report.

If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of Independent Accountants to furnish a statement to the Indenture Trustee and the Depositor no later than five Business Days after the fifteenth of March of each calendar year, commencing in March [ - ] to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and Owner Trust Agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Securityholder upon request by the Master Servicer, or by the Indenture Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

SECTION 6.16 Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master

Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.

SECTION 6.17 Resignation of Master Servicer.

Except as otherwise provided in Section 6.22 and this Section 6.17 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Indenture Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

SECTION 6.18 Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 6.12 hereof, shall thereafter be payable to such successor master servicer.

SECTION 6.19 Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

SECTION 6.20 Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Issuer and the Indenture Trustee, the Owner Trustee and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this

Agreement, the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer to indemnification under this Section 6.20, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

SECTION 6.21 Master Servicer to Act as Servicer; Appointment of Successor.

(a) On and after the time any Servicer resigns or is terminated pursuant to the terms of this Agreement, the Master Servicer either shall appoint a successor servicer pursuant to this Agreement or shall assume the obligations of such Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of this Agreement and applicable law; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the related Collection Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer, the Master Servicer may, if it shall be unwilling to so act, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the Servicer pursuant to this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer thereunder; provided that any successor to any Servicer shall be an institution that is a Fannie Mae-and Freddie Mac-approved servicer in good standing, has a net worth of at least $25,000,000 and is willing to service the Mortgage Loans and shall execute and deliver to the Depositor, the Indenture Trustee, and the Master Servicer an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement; provided further that each Rating Agency acknowledges that its rating of the Notes in effect immediately prior to such assignment and delegation shall not be downgraded, withdrawn or qualified as a result of such assignment and delegation. Pending the appointment of a successor to the terminated Servicer, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to this Agreement. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of any Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

(b) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(c) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(d) Any successor to any of the Servicers as Servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

SECTION 6.22 Assumption of Master Servicing by Indenture Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 6.23 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

SECTION 6.23 Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i) any failure by the Master Servicer to remit to the Trust Administrator for distribution to the Securityholders any funds required to be remitted by the Master Servicer under the terms of this Agreement; or

(ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 3.2, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Securityholders representing 66 2/3% Voting Interests and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 6.17 hereof; or

(vii) if a representation or warranty set forth in Section 3.2 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Securityholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer, and the Indenture Trustee by the Securityholders representing 66 2/3% Voting Interests; or

(viii) a sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and Securityholders representing 66 2/3% Voting Interests; or

(ix) the Master Servicer has notice or actual knowledge that the Servicer at any time is not either an Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this Agreement and replaced the Servicer with an Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x) after receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any Advances required to be made hereunder.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this 6.23 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 6.23, the Indenture Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Securityholders representing 66 2/3% Voting Interests, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 6.23 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.23, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.

On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Securities or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within 30 days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Fund and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 7.5(xii); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Indenture Trustee shall decide whether and to what extent it is in the best interest of the Securityholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 6.12 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Trust Administrator or the Master Servicer shall immediately give written notice to the Indenture Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

(b) On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 6.23(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.17, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 3.2. In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor Master Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Securities or thereafter be received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

SECTION 6.24 Additional Remedies of Indenture Trustee Upon Event of Default.

During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 6.23, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Securityholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 6.25 Waiver of Defaults.

Securityholders representing 66 2/3% Voting Interests may, on behalf of all Securityholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Securities may only be waived with the consent of 100% of the affected Securityholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.26 Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Securityholders at their respective addresses appearing on the applicable register. The Indenture Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to Securityholders, unless such Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

SECTION 6.27 Directions by Securityholders and Duties of Indenture Trustee During Event of Default.

During the continuance of any Master Servicer Event of Default, Securityholders representing 66 2/3% Voting Interests may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Securityholders.

SECTION 6.28 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Indenture Trustee or the Trust Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee or Trust Administrator, as applicable, shall give notice thereof to the Master Servicer.

ARTICLE VII

DEPOSITS AND PAYMENTS TO HOLDERS; REPORTING

SECTION 7.1 Servicer Remittances.

On each Servicer Remittance Date, the Servicer, shall remit by wire transfer of immediately available funds to the Master Servicer the sum of the following (the “Servicer Remittance Amount”):

(a) all amounts deposited in the Custodial Accounts as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6); plus

(b) all amounts, if any, which the Servicer is obligated to advance pursuant to Section 7.3; minus

(c) any amounts attributable to Principal Prepayments received after the applicable Prepayment Period which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4; and minus

(d) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Servicer Remittance Date, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.

On each Servicer Remittance Date, no later than 1:00 p.m. New York City time, the Servicer shall remit the Servicer Remittance Amount by wire transfer of immediately available funds to the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

[                    ]

[                    ]

ABA#:              [                    ]

Account Name:            [                    ]

Account Number:        [                    ]

For further credit to:    [                    ]

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date on which such payment was due, the Servicer shall pay to the Indenture Trustee interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Servicer.

SECTION 7.2 Statements to Master Servicer and Trust Administrator.

Not later than the Servicer Remittance Date of each month, the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit G-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit G-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. No later than two Business Days after the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during such Prepayment Period and in a format as mutually agreed to between the Servicer and the Master Servicer.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed. The Master Servicer will convert such data into a format acceptable to the Trust Administrator and provide monthly reports to the Trust Administrator pursuant to the Owner Trust Agreement.

In addition, not more than 75 days after the end of each calendar year, commencing December 31, [—], the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer and the Trust Administrator such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Trust Administrator to prepare the Trust’s federal income tax return and for any investor in the Securities to prepare any required tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer and the Trust Administrator pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Trust Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trust Administrator within such reasonable time frame as shall enable the Trust Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

SECTION 7.3 Advances by Master Servicer and Servicer.

(a) No later than the close of business on the Determination Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Scheduled Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than payments to the Indenture Trustee required to be made on such Servicer Remittance Date. The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (a) the last Servicer Remittance Date prior to the Servicer Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (b) the Servicer Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the Servicer shall be obligated to make such advances through the Servicer Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that any such obligation under this Section 7.3 shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Indenture Trustee with a certificate signed by two officers of the Servicer evidencing such determination.

(b) If any Servicer fails to remit Advances, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Servicer Remittance Date immediately following such Determination Date. If the Master Servicer determines that an Advance is required, it shall on the Business Day immediately prior to the related Payment Date remit to the Trust Administrator from its own funds (or funds advanced by the applicable

Servicer) for deposit in the Collection Account immediately available funds in an amount equal to such Advance. The Master Servicer shall be entitled to be reimbursed from the Collection Account, and the Servicer shall be entitled to be reimbursed from its respective Custodial Account, for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Advance.

(c) In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 7.3, the Indenture Trustee, as successor Master Servicer, shall, on or before the related Payment Date, deposit in the Collection Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Master Servicer or the Servicer with respect to such Payment Date; provided, however, that the Indenture Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Indenture Trustee shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 7.3 as if it were the Master Servicer.

SECTION 7.4 Collection Account.

(a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust in the name of the Master Servicer (the “Collection Account”), entitled “Collection Account of [ - ], as Master Servicer for the benefit of the Holders of the FBRSI Trust 200_-_, Mortgage Backed Securities.” The Collection Account shall relate solely to the Securities issued by the Issuer, and funds deposited in the Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c) The Master Servicer shall give to the Trust Administrator and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee. On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 7.5), other than amounts not included in Interest Proceeds or Principal Proceeds to be paid to Securityholders for such Payment Date, shall be remitted to the Indenture Trustee for deposit into the Payment Account.

(d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Monthly Payments on the Mortgage

Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) all remittances from the Custodial Account to the Master Servicer;

(ii) all Advances made by the Master Servicer pursuant to Section 7.3 hereof and any payment in respect of Prepayment Interest Shortfalls paid by it pursuant to Section 7.1 hereof; and

(iii) the Repurchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Adjustment Amount related to any Qualified Substitute Mortgage Loan.

(e) Funds in the Collection Account may be invested by the Master Servicer only in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Master Servicer or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Indenture Trustee and the Securityholders. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 7.5 and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Servicer, as applicable, as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

SECTION 7.5 Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to reimburse the Master Servicer or the Servicer, as applicable, for Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(ii) to reimburse the Master Servicer or the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iii) to reimburse the Master Servicer or the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iv) to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable party any Advances and Servicing Advances to the extent specified in the definition of Repurchase Price;

(v) to the extent not paid by the Servicer, to pay any insurance premium with respect to a Mortgage Loan;

(vi) to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

(vii) on each Payment Date, to remit funds therein to the Indenture Trustee for deposit into the Payment Account of amounts to make payment to the Securityholders in the amounts and in the manner provided for in Section 7.7 for the related Payment Date (to the extent collected by the Master Servicer);

(viii) on each Payment Date, to make payment for distribution to the Ownership Certificate, all Prepayment Premiums received during the immediately preceding Prepayment Period;

(ix) to make payment to itself, the Master Servicer, the Servicer, the Indenture Trustee, the Owner Trustee and others pursuant to any provision of this Agreement or the Indenture;

(x) to withdraw funds deposited in error in the Collection Account;

(xi) to clear and terminate the Collection Account pursuant to Article IX; and

(xii) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee or a successor master servicer appointed by the Indenture Trustee pursuant to Section 6.23, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Securityholders.

In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and (iv) above, the Master Servicer’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

SECTION 7.6 The Payment Account.

(a) On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Trust Administrator (the “Payment Account”), entitled “Payment Account, [ - ], as Trust Administrator, in trust for Holders of the FBRSI Trust 200  -  , Mortgage Backed Securities.” The Payment Account shall relate solely to the Securities issued by the Issuer, and funds deposited in the Payment Account shall not be commingled with any other monies.

(b) The Payment Account shall be an Eligible Account. If an existing Payment Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Payment Account that is an Eligible Account within ten days and transfer all funds and investment property on deposit in such existing Payment Account into such new Payment Account.

(c) The Trust Administrator shall give to the Master Servicer and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Payment Account is maintained and the account number of such Payment Account. The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Payment Account to hold such account in the name of the Indenture Trustee.

(d) The Trust Administrator shall deposit or cause to be deposited into the Payment Account, all amounts remitted to it by the Master Servicer pursuant to Section 7.1. On each Payment Date, the entire amount on deposit in the Payment Account (subject to permitted withdrawals) shall be applied to make the requested payment of principal and/or interest on each class of Securities.

(e) The Trust Administrator shall make withdrawals from the Payment Account only for the purposes set forth in Section 7.5 and for the following purposes:

(i) to make payment to or to reimburse itself, the Indenture Trustee and the Owner Trustee pursuant to any provision of this Agreement or any other Operative Agreement;

(ii) to make payment to the Owner Trustee, the Owner Trustee Fee for such Payment Date, if any;

(iii) to withdraw amounts deposited in the Payment Account in error;

(iv) to make distributions pursuant to this Article VII and the terms of the Indenture and the Owner Trust Agreement; and

(v) to clear and terminate the Payment Account pursuant to Article IX.

SECTION 7.7 Payments from the Payment Account.

(a) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall withdraw amounts on deposit in the Payment Account and shall distribute such amount as specified in this Section 7.7.

(b) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Interest Proceeds for such date in the following order of priority in accordance with the report of the Trust Administrator:

(i) to the Class A Notes, Current Interest thereon for such Payment Date;

(ii) to the Class M Notes, Current Interest for such class for such Payment Date;

(iii) to the Indenture Trustee, the Owner Trustee and the Master Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in this Agreement;

(iv) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, any Interest Proceeds remaining after application pursuant to clauses (i) through (iii) above.

(c) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Principal Proceeds for such date in accordance with the report of the Trust Administrator in the following order of priority:

(i) to the Class A Notes, until the Class Principal Amount of such class has been reduced to zero;

(ii) to the Class M Notes, until the Class Principal Amount of such class has been reduced to zero;

(iii) for application as part of Monthly Excess Cash Flow for such Payment Date, as provided in subsection (d) of this Section, any such Principal Proceeds remaining after application pursuant to clauses (i) and (ii) above.

(d) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Monthly Excess Cashflow for such date in accordance with the report of the Trust Administrator in the following order of priority:

(i) to the Class A Notes, any accrued and unpaid Current Interest from prior Payment Dates with respect to the Class A Notes;

(ii) to the Class M Notes, any accrued and unpaid Current Interest from prior Payment Dates with respect to the Class M Notes;

(iii) until the aggregate Class Principal Amount of the Notes is less than or equals the Pool Scheduled Principal Balance for such Payment Date minus the Target Overcollateralization Amount for such Payment Date, in the following order of priority:

(A) to the Class A Notes, until the Class Principal Amount of such class has been reduced to zero;

(B) to the Class M Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(iv) to the Ownership Certificate, any amount remaining on such date after application pursuant to clause (i) above.

On the Redemption Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute to each Class of Securities the related Redemption Price therefor, as set forth in the Indenture.

SECTION 7.8 The Collateral Account.

(a) On the Closing Date, the Trust Administrator shall open and thereafter maintain a segregated account held in trust in the name of the Trust Administrator (the “Collateral Account”) entitled “Collateral Account, [ - ], as Trust Administrator, in trust for the Holders of the FBRSI Trust 200  -  , Mortgage Backed Securities.” On the Closing Date, the Depositor shall cause to be deposited in the Collateral Account the Collateral Securities identified on Schedule II and any other financial assets of Trust Fund.

(b) The Collateral Account shall be an Eligible Account. If an existing Collateral Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collateral Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collateral Account into such new Collateral Account.

(c) The Depositor, the Issuer and the Indenture Trustee hereby appoint [ - ] as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) (the “Securities Intermediary”) with respect to the Collateral Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Securityholders, a security interest to secure all amounts due Securityholders hereunder in and to the Collateral Account and the Security Entitlements to all Financial Assets credited to the Collateral Account, including without limitation all amounts, securities, investments, Collateral Securities investment property and other property from time to time deposited in or credited to the Collateral Account and all proceeds thereof. Amounts held from time to time in the Collateral Account will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Securityholders. Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed [ - ] as Securities Intermediary. [ - ] hereby accepts such appointment as Securities Intermediary.

(d) With respect to the assets credited to the Collateral Account, the Securities Intermediary agrees that:

(i) with respect to any assets that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii) the sole assets permitted in the Collateral Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii) any such assets that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Collateral Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(e) The Securities Intermediary hereby confirms that (i) the Collateral Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Collateral Account, (ii) all the assets on deposit in the Collateral Account will be promptly credited by the Securities Intermediary to such account, and (iii) all securities or other property underlying any Financial Assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Collateral Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the

Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(f) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Collateral Account shall be treated as a Financial Asset;

(g) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Collateral Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Owner Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to the Collateral Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

(h) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collateral Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to the Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Account and (ii) the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(i) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Collateral Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(j) The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Collateral Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Collateral Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(k) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Collateral Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:

(i) it will comply with Entitlement Orders related to the Collateral Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor;

(ii) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent; and

(iii) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

(l) Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee, the Trust Administrator and the Master Servicer to make withdrawals and distributions from the Collateral Account for the purpose of permitting the Master Servicer, the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(m) Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

(i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Indenture Trustee’s security interest in the assets on deposit in the Collateral Account; and

(ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:

(A) any change in its corporate name or any trade name or its jurisdiction of organization;

(B) any change in the location of its chief executive office or principal place of business; and

(C) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

(iii) Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Indenture Trustee, in the assets on deposit in the Collateral Account. In connection with the transactions contemplated by the Operative Agreements relating to the assets on deposit in the Collateral Account, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 7.8.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

SECTION 7.9 Pre-Funding Account.

(a) The Trust Administrator has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account (the “Pre-Funding Account”), which is and shall continue to be an Eligible Account in the name of the Trust Administrator and shall be designated “Pre-Funding Account, [ - ], as Trust Administrator, in trust for Holders of the FBRSI Trust 200  -  , Mortgage Backed Securities.” Any investment earnings from Pre-Funding Account will be paid to the Seller on each Payment Date during the Pre-Funding Period; provided, however, that if the final Subsequent Sale Date occurs after the Payment Date in a month, on such Subsequent Sale Date, the Trust Administrator shall (i) transfer the amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period from the Pre-Funding Account to the Collection Account, (ii) transfer any investment earnings to the Seller as soon as practicable and (iii) close the Pre-Funding Account.

The amount on deposit in the Pre-Funding Account shall be invested only in Eligible Investments. All investment earnings on funds on deposit in the Pre-Funding Account will be treated as owned by, and will be taxable to, the Seller.

(b) On the Closing Date, the Seller will cause to be deposited $[ - ] in the Pre-Funding Account from the sale of the Notes.

(c) On each Subsequent Sale Date, (i) the Seller shall instruct the Trust Administrator to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Sale Date and (ii) the Trust Administrator shall pay such amounts to or upon the order of the Seller with respect to such transfer.

(d) If at the end of the Pre-Funding Period amounts still remain in the Pre-Funding Account, the Trust Administrator shall withdraw such amounts from the Pre-Funding Account on the immediately following Payment Date and deposit such amounts in the Collection Account.

(e) Unless sooner closed as provided above, the Pre-Funding Account shall be closed at the close of business on the Payment Date immediately following the end of the Pre-Funding Period.

SECTION 7.10 Capitalized Interest Account.

(a) The Trustee shall establish and maintain in its name, an account entitled “Capitalized Interest Account of [ - ], as Trustee, for the benefit of the Holders of FBRSI Trust 200_-_ Mortgage-Backed Securities, Series 200_-_.” On the Closing Date, the Depositor shall deposit in the Capitalized Interest Account the Original Capitalized Interest Amount.

(b) The Capitalized Interest Account shall be an Eligible Account. If an existing Capitalized Interest Account ceases to be an Eligible Account, the Trustee shall establish a new Capitalized Interest Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Capitalized Interest Account into such new Capitalized Interest Account.

(c) On the Business Day preceding any Payment Date occurring during the Pre-Funding Period, the Trustee shall withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for deposit into the Distribution Account for distribution to Securityholders in accordance with Section 7.7 on such Payment Date.

(d) Amounts on deposit in the Capitalized Interest Account may be invested by the Trustee only in Eligible Investments at the written direction of the Depositor. All investment income and other gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order of the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit into the Capitalized Interest Account of its own funds, without right of reimbursement therefor, immediately as realized. In the event the Depositor does not provide written direction to the

Trustee pursuant to this Section, all funds on deposit in the Capitalized Interest Account shall be invested in money market funds as described in the definition of Eligible Investments.

(e) On the last day of the Pre-Funding Period, the Trustee shall transfer any remaining amounts on deposit in the Capitalized Interest Account to the Distribution Account, which will be held uninvested, and will be included in the Available Distribution Amount for distribution to the Securityholders as an additional prepayment of principal on the immediately following Payment Date in accordance with the priorities set forth in Section 7.7 and terminate such Account.

SECTION 7.11 Reports to Indenture Trustee and Securityholders.

(a) On each Payment Date, the Master Servicer shall make available to the Indenture Trustee and each Securityholder, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer ):

(i) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Securities, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Securities allocable to interest and the calculation thereof;

(iii) the amount, if any, of any payment to the Holder of the Ownership Certificate;

(iv) (A) the aggregate amount of any Monthly Advances or Servicing Advances required to be made by or on behalf of the Servicer (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v) the Class Principal Amount (or Class Notional Amount) of each Class of Securities, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

(vi) the amount of all Prepayment Premiums distributed to the Ownership Certificate;

(vii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(viii) the amount of the Owner Trustee Fees, Indenture Trustee Fees and Servicing Fees paid during the Due Period to which such payment relates;

(ix) the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under clause (i) above;

(x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Master Servicer by the Servicer:

(A) remaining outstanding,

(B) delinquent 30 to 59 days on a contractual basis,

(C) delinquent 60 to 89 days on a contractual basis,

(D) delinquent 90 or more days on a contractual basis,

(E) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs,

(F) in bankruptcy; and

(G) that are REO Properties;

(xi) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

(xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualified Substitute Mortgage Loan;

(xiii) the Note Interest Rate applicable to such Payment Date with respect to each Class of Securities;

(xiv) the Interest Proceeds and the Principal Proceeds applicable to such Payment Date;

(xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually distributed);

(xvi) the amount of any Overcollateralization Build Amount after giving effect to the payments made on such Payment Date;

(xvii) LIBOR with respect to such Payment Date; and

(xviii) the amount of funds remaining in the Capitalized Interest Account [(after giving effect to distributions on a Payment Date)].

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Notes.

The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Securityholders via the Trust Administrator’s website. The Trust Administrator’s website can be accessed at [ - ]. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [ - ]. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at [ - ], and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Master Servicer based solely on Mortgage Loan data provided to the Master Servicer by the Servicer (in a format agreed to by the Trust Administrator and the Master) no later than 12:00 p.m.(noon) Eastern Standard Time four Business Days prior to the Payment Date. In preparing or furnishing the foregoing information, the Master Servicer and the Master shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer, and neither the Trust Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trust Administrator and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b) Upon the reasonable advance written request of any Securityholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Securityholder such reports and access to information and documentation regarding the Mortgage Loans as such Securityholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Securities; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Securityholder for actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Securityholder of record, and make available to Holders (identified as such by the Depository) in accordance with applicable regulations, a report summarizing the items provided to the Securityholders pursuant to Section 7.11(a) above on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 7.11(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Securities and information regarding the expenses of the Issuer. The Trust Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Indenture Trustee to prepare such reports.

(d) The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Securityholders. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports (and the Trust Administrator may rely solely upon such information).

SECTION 7.12 Preparation of Reports.

(a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Payment Date, the Trust Administrator shall, in accordance with industry standards customary for securities similar to the Securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”), file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Securityholders for such Payment Date as an exhibit thereto. Prior to January 30, [ - ], the Trust Administrator shall, in accordance with industry standards applicable to the Securities, file a Form 15 Suspension Notification with respect to the Issuer, if applicable. Prior to March 31, [ - ], the Trust Administrator shall file (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Securities, with respect to the Issuer. The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the “Form 10-K Certification,” which Form 10-K Certification shall be signed by the Master Servicer). The Indenture Trustee and the Trust Administrator shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification. The Depositor hereby grants to the Indenture Trustee, the Master Servicer and the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Issuer. The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this section.

(b) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

ARTICLE VIII

CONCERNING THE TRUST ADMINISTRATOR

SECTION 8.1 Duties of the Trust Administrator.

(a) The Trust Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Owner Trust Agreement, this Agreement and the Indenture:

(i) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4 of the Indenture);

(ii) the duty to cause the Certificate Register to be kept if the Issuer assumes the duties of Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new Certificate Registrar and the location, or change in location, of the Certificate Register (Section 3.3 of the Owner Trust Agreement);

(iii) causing the preparation of the Notes and the Certificates for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes or Certificates, as applicable (Sections 2.4 and 2.5 of the Indenture and Section 3.3 of the Owner Trust Agreement, respectively);

(iv) causing the preparation of Definitive Notes in accordance with the instructions of any Depository, the duty to attempt to locate a qualified successor to the Depository, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Depository (Section 2.12 of the Indenture);

(v) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.2 of the Indenture);

(vi) the maintenance of an office for registration of transfer or exchange of Certificates (Section 3.7 of the Owner Trust Agreement);

(vii) the calculation of accrual of original issue discount and the amortization of premium on the Securities (Section 3.3(b)(v) of the Indenture);

(viii) upon written notice or actual knowledge thereof, the notification to the Indenture Trustee and each Rating Agency of a Servicer Event of Default or a Master Servicer Event of Default under this Agreement (Section 3.7(d) of the Indenture);

(ix) [upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.16 of the Indenture);]

(x) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.1 of the Indenture);

(xi) causing the preparation of any financing statements and continuation statements necessary to protect the Trust Fund (Section 3.5 of the Indenture);

(xii) the preparation (but not the execution) of the annual Officer’s Certificate regarding the Issuer’s compliance with the terms of the Indenture (Section 3.9 of the Indenture);

(xiii) [the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.16);]

(xiv) causing the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel (which shall not be at the expense of the Trust Administrator) with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.1 and 11.1 of the Indenture);

(xv) the compliance with any directive of the Indenture Trustee with respect to the sale of the Trust Fund in a commercially reasonable manner if an Indenture Event of Default shall have occurred and be continuing under the Indenture (Section 5.4 of the Indenture);

(xvi) causing the preparation of an Issuer Request and Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel (which shall not be at the expense of the Trust Administrator), if necessary, for the release of the Trust Fund, as defined in the Indenture (Section 8.3 of the Indenture);

(xvii) the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.1, 9.2, 9.3 and 9.6 of the Indenture); and

(xviii) any other duties expressly required to be performed by the Trust Administrator under the Indenture or the Owner Trust Agreement.

(b) The Depositor will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Owner Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Owner Trust Agreement, the Indenture or this Agreement.

(c) Subject to the penultimate paragraph of this Section 8.1, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall perform or supervise the performance of such other activities in connection with the Trust Fund (including the Operative Agreements) as are not covered by any of the foregoing provisions and as are expressly requested in writing by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

(d) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuer from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Trust Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

The Trust Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Securityholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Owner Trust Agreement requiring notice be given to the Securityholders and (iii) any other notice required to be given to the Securityholders by the Owner Trustee under the Owner Trust Agreement.

SECTION 8.2 Duties of the Trust Administrator With Respect to the Indenture, the Owner Trust Agreement and this Agreement.

(a) The Trust Administrator shall take all appropriate action that is the duty of the Indenture Trustee to take with respect to the following matters under the Indenture, the Owner Trust Agreement and this Agreement:

(i) the duties of an authenticating agent for authentication of the Notes (Sections 2.1 and 2.2 of the Indenture);

(ii) the duties of Note Registrar to be kept (Sections 2.3, 2.4 and 2.5 of the Indenture);

(iii) to provide notices and instructions to the Depository (Section 2.11 of the Indenture);

(iv) the duties of Paying Agent (Sections 3.3, 4.2, 4.3 and 5.4 of the Indenture); and

(v) the duties of agent or attorney-in-fact for the purposes of filing financing and continuation statements for the Issuer (Section 3.5 of the Indenture).

(b) The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Owner Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Owner Trust Agreement, the Indenture or this Agreement.

SECTION 8.3 Records.

The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

SECTION 8.4 Compensation.

The Trust Administrator will perform the duties and provide the services called for under Section 8.1 and 8.2 above for such compensation as shall be agreed upon between the Trust Administrator and the Master Servicer.

SECTION 8.5 Additional Information to be Furnished to the Issuer.

The Depositor shall furnish to the Issuer from time to time such additional information regarding the Trust Fund as the Issuer shall reasonably request.

SECTION 8.6 Independence of the Trust Administrator.

For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Trust Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 8.7 No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Trust Administrator or the Depositor, respectively, and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 8.8 Other Activities of Trust Administrator and the Depositor.

Nothing herein shall prevent the Trust Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Trust Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

SECTION 8.9 Resignation and Removal of Trust Administrator.

(a) Subject to Section 8.9(d) hereof, the Trust Administrator may resign its duties hereunder by providing the Issuer with at least 60 days’ prior written notice.

(b) Subject to Section 8.9(d) hereof, the Issuer may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days’ prior written notice.

(c) Subject to Section 8.9(d) hereof, the Issuer may remove the Trust Administrator immediately upon written notice of termination from the Issuer to the Trust Administrator if any of the following events shall occur:

(i) the Trust Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

(ii) a court having jurisdiction in the premises shall (1) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (2) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property, or (3) order the winding-up or liquidation of the Trust Administrator’s affairs; or

(iii) the Trust Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 8.9(c) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

(d) No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuer in accordance with the Owner Trust Agreement and (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder. If a successor Trust Administrator does not take office within 60 days after the retiring Trust Administrator resigns or is removed, the resigning or removed Trust Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trust Administrator.

(e) The appointment of any successor Trust Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities.

(f) Subject to Sections 8.9(d) and 8.9(e) above, the Trust Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to Section 6.23, the Trust Administrator shall immediately resign and such successor Master Servicer shall automatically become the Trust Administrator under this Agreement. Any such successor Master Servicer shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Master Servicer.

SECTION 8.10 Action upon Termination, Resignation or Removal of the Trust Administrator.

Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Trust Administrator pursuant to Section 8.9 hereof, the Trust Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to Section 8.9 deliver to the successor Trust Administrator all property and documents of or relating to the Trust Fund then in the custody of the Trust Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Trust Administrator pursuant to Section 8.9, the Trust Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Trust Administrator.

ARTICLE IX

TERMINATION

SECTION 9.1 Termination.

The respective obligations and responsibilities of the Master Servicer, the Trust Administrator, the Depositor, the Issuer, the Servicer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i) the day after the day on which the Securities are paid in full (including payment pursuant to Section 9.2 below); and

(ii) the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

SECTION 9.2 Termination Prior to Maturity Date; and Optional Redemption.

(a) On the Payment Date following the month in which the Pool Scheduled Principal Balance is less than [ - ] of the sum of the Cut-off Date Balance, [ - ] acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Redemption Price. The Master Servicer and the Servicer will be reimbursed from the Redemption Price for any outstanding Advances, Servicing Advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture or the Owner Trust Agreement, as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. [ - ] shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer not less than 15 days prior to the applicable Payment Date. If [ - ] fails to exercise such option by the immediately subsequent Payment Date, the Note Interest Rate for each class of Notes will be increased as set forth in the table in the Preliminary Statement herein. [ - ] shall deliver written notice of its intention to exercise such option to the Issuer, the Indenture Trustee and the Master Servicer not less than ten days prior to the applicable Payment Date.

In connection with such purchase, [ - ] shall remit to the Trust Administrator all amounts then on deposit in the Custodial Account in respect of the related Servicer Remittance Amount for deposit to the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(b) On the Payment Date following the month in which the Pool Scheduled Principal Balance is less than [ - ] of the Cut-off Date Balance and if [ - ] has not exercised its option in accordance with Section 9.2(a), the Trust Administrator shall have the option to purchase the

Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Redemption Price. If the Trust Administrator exercises such option, it shall comply with all of the provisions of Sections 9.2 and 9.3 hereof that would have been applicable to [ - ] had [ - ] exercised its option pursuant to Section 9.2(a).

(c) On the Payment Date that is three months prior to the latest Maturity Date, the Trust Administrator shall solicit bids for the purchase of the Mortgage Loans and all other property of the Trust. To effectuate such sale, the Trust Administrator shall make reasonable efforts to sell all of the property of the Trust for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which shall include the good faith solicitation of competitive bids, and the receipt of such bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the applicable mortgage market. The Trust Administrator shall consult Merrill Lynch or any other financial advisor of its choice in determining whether the fair market value of the property of the Trust has been offered. The Trust Administrator shall sell all of the property of the Trust to the highest bidder. The Trust Administrator shall be entitled to reimbursement for all costs and expenses incurred by it under this Section 9.2(c).

(d) Promptly following any such purchase pursuant to paragraphs (a), (b) or (c) of this Section, the Indenture Trustee shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.2, or otherwise upon its order.

SECTION 9.3 Certain Notices upon Final Payment.

The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Securityholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.1, or the date on which the Securities will be redeemed in accordance with Section 9.2. Not later than the fifth Business Day in the Due Period in which the final distribution in respect to the Securities is payable to the Securityholders, the Indenture Trustee shall mail to the Securityholders a notice specifying the procedures with respect to such final distribution. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Securityholders. Following the final distribution thereon, such Securities shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

SECTION 9.4 Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.2 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 10.3 Amendment.

(a) This Agreement may be amended from time to time by the parties hereto and the Holder of the Ownership Certificate, without notice to or the consent of any of the Holders of the Securities, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust or this Agreement in any Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement, (iii) to make any other provision with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust), adversely affect the status of the Securities as debt for federal income tax purposes, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder, nor shall such amendment be with respect to Section 7.7(b), 7.7(c) or [7.7(d)] or the definition of “Interest Proceeds”. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to downgrade, withdraw or qualify the then current rating assigned to the Securities.

(b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Securityholders representing 66 2/3% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Class of Securities, without the consent of the Securityholders of such Class or (ii) reduce the aforesaid percentages of Class Principal Amount of Notes, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Securities. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Securities, the related Holders; provided further, however, that no such amendment may be made with respect to Section 7.6(b), 7.6(c) or [7.6(d)] or the definition of “Interest Proceeds”.

(c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d) It shall not be necessary for the consent of Holders under this Section 10.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

SECTION 10.4 Acts of Securityholders.

Except as otherwise specifically provided herein, whenever Securityholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if Securityholders representing 66 2/3% Voting Interests agree to take such action or give such consent or approval.

SECTION 10.5 Recordation of Agreement.

To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Amount of the Securities and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders, or is necessary for the administration or servicing of the Mortgage Loans.

SECTION 10.6 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its conflict of laws rules (other than Section 5-1401 of the General Obligations Law, which the parties hereto expressly rely upon in the choice of such law as the governing law hereunder) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.7 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to the Seller:

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

Telephone: (        )         -

Facsimile: (        )         -

(ii)	if to the Servicer:

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

Telephone: (        )         -

Facsimile: (        )         -

(iii)	if to the Master Servicer:

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

Telephone: (        )         -

Facsimile: (        )         -

(iv)	if to the Trust Administrator:

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

Telephone: (        )         -

Facsimile: (        )         -

(v)	if to the Indenture Trustee:

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

(vi)	if to the Depositor:

FBR Securitization, Inc.

1001 Nineteenth Street North

Arlington, Virginia 22202

Attention: [ - ]

(vii)	if to the Issuer:

[ - ]

[Address]

[City, State, Zip]

Attention: [ -]

Telephone: (        )         -

Facsimile: (        )         -

All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.7.

SECTION 10.8 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

SECTION 10.9 Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 10.10 Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 10.11 Benefits of Agreement.

Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be an express third-party beneficiary of this Agreement.

SECTION 10.12 Special Notices to the Rating Agencies.

(a) The Seller shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 10.3; and

(ii) the making of a final payment hereunder.

(b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Fitch:

Fitch Ratings

One State Street Plaza

New York, New York 10004

Attention: Residential Mortgage Surveillance

if to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Fax no.: (212) 553-4392

if to S&P:

Standard & Poor’s Ratings Service, a division

of the McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Fax no.: (212) 438-2661

(c) The Trust Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 7.11.

SECTION 10.13 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 10.14 Execution by the Issuer.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [ - ], not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [ - ] but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [ - ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall [ - ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

FBRSI TRUST 200 - , as Issuer

By:	[ - ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

FBR SECURITIZATION, INC., as Depositor

By:
Name:
Title:

[ - ], not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[ - ],
as Trust Administrator and Master Servicer

By:
Name:
Title:

[ - ],
as Seller

By:
Name:
Title:

[TRANSFER & SERVICING AGREEMENT]

[ - ],
as Servicer

By:
Name:
Title:

[TRANSFER & SERVICING AGREEMENT]

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

Date

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

FBR Securitization, Inc.

1001 Nineteenth Street North

New York, New York 10080

Re:	Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [ - ] by and among FBR Securitization, Inc., as Depositor, [ - ], as Indenture Trustee, [ - ], as Trust Administrator and Master Servicer, FBRSI Trust 200_-_, as Issuer, [ - ], as Servicer, and [ - ], as Seller

Ladies and Gentlemen:

In accordance with Section 2.2(a) of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Indenture Trustee, hereby certifies that it has received the documents listed in Section 2.1(b) of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is subject in all respects to the terms of Section 2.2 of the Transfer and Servicing Agreement and the Transfer and Servicing Agreement sections cross-referenced therein.

[Indenture Trustee]

By:
Name:
Title:

[TRANSFER & SERVICING AGREEMENT]

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

Date

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

FBR Securitization, Inc.

1001 Nineteenth Street North

Arlington, Virginia 22202

Re:	Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [ - ] by and among FBR Securitization, Inc., as Depositor, [ - ], as Indenture Trustee, [ - ], as Trust Administrator and Master Servicer, FBRSI Trust 200_-_, as Issuer, [ - ], as Servicer, and [ - ], as Seller

Ladies and Gentlemen:

In accordance with Section 2.2(b) of the Transfer and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2.1(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section 2.2(b).

[Indenture Trustee]

By:
Name:
Title:

A-2-1

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

Date

[ - ]

[Address]

[City, State, Zip]

Attention: [ - ]

FBR Securitization, Inc.

1001 Nineteenth Street North

Arlington, Virginia 22202

Re:	Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [ - ] by and among FBR Securitization, Inc., as Depositor, [ - ], as Indenture Trustee, [ - ], as Trust Administrator and Master Servicer, FBRSI Trust 200_-_, as Issuer, [ - ], as Servicer, and [ - ], as Seller

Ladies and Gentlemen:

In accordance with Section 2.2(d) of the Transfer and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2.1(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

[Indenture Trustee]

By:
Name:
Title:

A-3-1

EXHIBIT A-4

FORM OF ENDORSEMENT

Pay to the order of [ - ], as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement dated as of [ - ] by and among FBR Securitization, Inc., as Depositor, the Indenture Trustee, [ - ], as Trust Administrator and Master Servicer, FBRSI Trust 200_-_, as Issuer, [ - ], as Servicer, and [ - ], as Seller, relating to FBRSI Trust 200_-_ Mortgage Backed Securities, without recourse.

[current signatory on note]

By:
Name:
Title:

A-4-1

EXHIBIT B

MORTGAGE LOAN DOCUMENTS

B-1

EXHIBIT C

FORM OF LOST NOTE AFFIDAVIT

I,                                         , being duly sworn, do hereby state under oath that:

1.	I, as of (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.	The Company received the following described mortgage note (the “Note”):

Loan No.:

Borrower(s):

Original Principal Amount:

from the Borrower(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated                      from the Borrower(s) to the Company.

3.	The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4.	The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5.	This Affidavit is intended to be relied on by the Indenture Trustee and its successors and assigns.

6.	The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Indenture Trustee and agrees immediately and without further consideration to surrender the original Note to the Indenture Trustee or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.

7.	The Company further agrees to indemnify and hold harmless the Indenture Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8.	The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

9.	The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Indenture Trustee and its successors and assigns.

C-1

EXECUTED THIS              day of                     , 200_ on behalf of                     .

By:
Its:

STATE OF ____________________	)
	)	ss:
COUNTY OF __________________	)

On the              day of                         , 2002, before me,                                 , a notary public in and for said State, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

C-2

EXHIBIT D

[Reserved]

D-1

EXHIBIT E

CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                  ,

To:	____________________________

____________________________

____________________________
(the “Depository”)

As Servicer under the Transfer and Servicing Agreement dated as of [ - ] by and among FBR Securitization, Inc., as Depositor, you, as Indenture Trustee, [ - ], as Trust Administrator and Master Servicer, FBRSI Trust 200  -  , as Issuer, [ - ], as Servicer, and [ - ], as Seller (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account as a Custodial Account pursuant to Section 4.4 of the Transfer and Servicing Agreement, designated as “[ - ] trust for [ - ], as Indenture Trustee for the FBRSI Trust 200  -  .” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[ - ]

By:
Name:
Title:
Date:

E-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number                     , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name:
Title:
Date:

E-2

EXHIBIT F

ESCROW ACCOUNT LETTER AGREEMENT

                                                  ,

To:	____________________________

____________________________

____________________________
(the “Depository”)

As Servicer under the Transfer and Servicing Agreement dated as of [ - ] by and among FBR Securitization, Inc., as Depositor, you, as Indenture Trustee, [ - ], as Trust Administrator and Master Servicer, FBRSI Trust 200  -  , as Issuer, [ - ], as Servicer, and [ - ], as Seller (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.7 of the Transfer and Servicing Agreement, to be designated as “[ - ] in trust for [ - ], as Indenture Trustee for the FBRSI Trust 200  -  .” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[ - ]

By:
Name:
Title:
Date:

F-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number             , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

Title:

Date:

F-2

EXHIBIT G-1

FORM OF MONTHLY REMITTANCE ADVICE

G-1

EXHIBIT H

Form of Back-up Certification

[Name and address of

master servicer]

Re:	[name of securitization]

[ - ], as Servicer hereby certifies to the Seller, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Servicer that:

1. To our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

2. To our knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Transfer and Servicing Agreement has been provided to the Master Servicer;

3. Based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the last day of the period covered by such reports fulfilled the obligations of the Servicer under the Transfer and Servicing Agreement; and

4. The Servicer has disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Transfer and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, dated as of [ - ] (the “Servicing Agreement”), among FBRSI Trust 200  -  , as issuer (the “Issuer”), FBR Securitization, Inc., as depositor (the “Depositor”), [ - ], as Indenture Trustee (the “Indenture Trustee”), [ - ], as servicer (the “Servicer”), [ - ], as seller (the “Seller”), and [ - ], as master servicer (the “Master Servicer”) and trust administrator (the “Trust Administrator”).

H-1

[ - ], as

By:
Name:
Title:
Date:

H-2

EXHIBIT I

FORM OF SUBSEQUENT TRANSFER AGREEMENT

I-1

EXHIBIT J

SUBSEQUENT MORTGAGE LOAN CRITERIA

The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

•	such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

•	such Subsequent Mortgage Loan may not have a final maturity date later than [ - ];

•	the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

•	such Subsequent Mortgage Loan will have a Mortgage Rate not less than [ - ]% per annum;

•	such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than [ - ]%;

•	such Subsequent Mortgage Loan will have a principal balance not greater than $[ - ];

•	such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property; and

•	such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

Following the purchase of such Subsequent Mortgage Loans by the Trust, the Trust Fund will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the initial Cut-off Date and (b) Subsequent Mortgage Loans as of the date such subsequent mortgage loans are transferred to the Trust:

Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ - ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio of not more than [ - ]%;

•	a weighted average Credit Score of at least [ - ];

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period will be used for cash-out refinances;

J-1

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period were originated pursuant to a stated income documentation program;

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period will be an interest-only loan;

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period will be a 5/1 Treasury ARM; and

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period will be a 3/27 LIBOR ARM.

J-2

EXHIBIT K

FANNIE MAE GUIDE NO. 95-19

Reference

☐	This announcement amends the guide(s) indicated

☐	Servicing. Please keep it for reference until we issue a formal change.

Subject “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring — as of the month ending March 31, 1996 — servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month.

Servicers may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad

Senior Vice President – Mortgage and Lender Standards

11/20/95

K-1

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company Consumer Credit Associates, Inc. Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Telephone Number Call (713) 595-1190, either extension 950 150, 101, or 112, for all inquiries.

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661.	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information

11/20/95

Attachment-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Schedule-A

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF SELLER

Schedule-B

SCHEDULE C

LIBOR FORMULA

(a) With respect to the first Accrual Period, the per annum rate of 1.10%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator:

(1) LIBOR for any Accrual Period shall equal the offered rate, as determined by the Trust Administrator, for U.S. dollar deposits of one-month maturity that appears on the Dow Jones Telerate Page 3750 (or such other page as may replace Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date.

(2) If, on any LIBOR Determination Date, such rate does not appear on Page 3750 (or such other page as may replace such Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, the Trust Administrator shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for U.S. dollar deposits of one month (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Trust Administrator to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean. If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trust Administrator (after consultation with the Depositor) are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits for the term of such Accrual Period (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), to the principal London offices of leading banks in the London interbank market.

(3) If the Trust Administrator is required but is unable to determine a rate in accordance with either of the procedures described in clauses (i) or (ii) above, LIBOR with respect to such Accrual Period shall be the arithmetic mean of the offered quotations of the Reference Dealers as of 10:00 a.m. (New York time) on the first day of such Accrual Period for negotiable U.S. dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to one month.

(4) If the Trust Administrator is required but is unable to determine a rate in accordance with any of the procedures described in clauses (i), (ii) or (iii) above, the Trust Administrator shall designate an alternative index that has performed, or that the

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Trust Administrator expects to perform, in a manner substantially similar to LIBOR as determined above.

(b) For purposes of Sections (a)(i) and (iii) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of Section (a)(ii) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

(c) The establishment of LIBOR (or an alternative index) by the Trust Administrator for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

As used herein:

LIBOR Business Day: Any day on which banks in London, England and New York, New York are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Securities.

LIBOR Security: Any Class A or Class M Note.

Reference Banks: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question, (c) which have been designated as such by the Calculation Agent and (d) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

Reuters Screen LIBO Page: The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Telerate Page 3750: The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

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SCHEDULE D

CONTENTS OF MORTGAGE FILE

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